AGREEMENT OF SALE


                 AGREEMENT OF SALE, dated as of December 29, 1995 (hereinafter, the "Agreement"), by and among MINUTEMEN, INC., a Connecticut corporation, having an address at 600 Riverside Avenue, Westport, Connecticut 06880 (hereinafter referred to as the "Seller"), DARON SHEPARD, KENNETH SHEPARD, JON SHEPARD AND FRED SHEPARD, (collectively the sole shareholders of Seller and hereinafter referred to as the "Shareholders"), and PROFESSIONAL SPORTS CARE MANAGEMENT, INC., a Delaware corporation, having an address at 550 Mamaroneck Avenue, Harrison, New York 10528 ("Purchaser").

                                   WITNESSETH:

                  WHEREAS, Purchaser desires to acquire, and Seller desires to sell an undivided fifty-one percent (51%) interest as tenant-in-common in the assets hereinafter specified of the business known as PRO FITNESS (the "Business") a division of MINUTEMEN, INC., upon the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the covenants and agreements hereafter set forth, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

                  1. Agreement to Sell. Seller agrees to sell, transfer and deliver to Purchaser, and Purchaser agrees to purchase, upon the terms and conditions hereinafter set forth, an undivided fifty-one percent (51%) interest as tenant-in-common in the assets (other than cash, accounts receivable and any award which Seller may be entitled to in connection with its suit against Devrek and Summex) of the Business (the "Assets"), including without limitation the following:

                            a.   the books and records;

                            b.   the inventory of merchandise, parts and
                                 supplies of the Business; and the equipment described in Exhibit A hereto and all similar equipment acquired or owned by the Business (the "Equipment"). All of the Equipment shall be in its "as is" condition as of the date of this Agreement;

                            c. all rights, including but not limited to, rights under any contract, (including, but not limited to, all corporate fitness contracts), agreements, leases, permits and licenses described in Exhibit B hereto which Seller is a party exclusively in connection with the Business; and

                            d. the goodwill of the Business, including but not limited to, the tradename Pro Fitness (the "Goodwill").





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                  2. Purchase Price. A. The purchase price to be paid by
Purchaser for the Assets is One Million Five Hundred Seventy-Five Thousand and 00/100 Dollars ($1,575,000.00), payable as follows:

                            a. One Million Two Hundred Seventy-Five Thousand and 00/100 Dollars ($1,275,000.00) at the
                                 Closing by wire transfer of immediately
                                 available federal funds; and

                            b. Three Hundred Thousand and 00/100 Dollars ($300,000.00) by the execution and delivery at the Closing of a Promissory Note by Purchaser to Daron Shepard in said amount substantially in the form of Exhibit C hereto (the "Promissory Note").

                  B. The purchase price is comprised of the following components:

           Equipment:                                    $ 51,145.00
           Business and Goodwill:                        $968,855.00
           Non-Compete Covenant of Daron Shepard:        $300,000.00
           Non-Compete Covenant of Kenneth Shepard:      $127,500.00
           Non-Compete Covenant of Jon Shepard:          $127,500.00

                  The parties agree to use the foregoing allocation, which was the result of arm's length negotiations, only for accounting and financial purposes.

                  3. The Closing. The "Closing" means the settlement of the obligations of Seller and Purchaser to each other under this Agreement, including the payment of the purchase price to Seller as provided in Article 2 hereof and the delivery of the closing documents provided for in Article 5 hereof. The closing shall be accomplished by an escrow arrangement on a mutually convenient date which is no later than January 9, 1996 (the "Closing Date").

                  4. Closing Documents. At the closing, Seller shall execute and deliver or cause to be executed and delivered to Purchaser:

                            a. Certified copy of Certificate of Dissolution of Pro Fitness, Inc.;

                            b. a Bill of Sale evidencing that title to the assets of Pro Fitness, Inc. has been transferred to Seller;

                            c.   an Assignment and Assumption Agreement
                                 evidencing that Seller has assumed all of the rights and obligations under those contracts (including, but not limited to, all corporate fitness contracts), agreements, leases, permits and licenses described in Exhibit B;

                            d. a Bill of Sale substantially in the form of Exhibit D hereto;

                            e. certified copies of resolutions duly adopted by the Board of Directors and Shareholders of Seller authorizing the sale of the Assets, the execution and delivery of the Covenant Not To Compete and the performance by Seller of its obligations hereunder;


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                            f.   an opinion of Seller's counsel, Wofsey Rosen
                                 Kweskin & Kuriansky, dated as of the Closing
                                 Date, in form and substance satisfactory to Purchaser's counsel, stating in the opinion of Seller's counsel that: (i) Pro Fitness, Inc. has duly executed and delivered to Seller a Bill of Sale evidencing that title to all of the assets of Pro Fitness, Inc. has been transferred to Seller; (ii) Pro Fitness, Inc. and Seller have duly executed and delivered an Assignment and Assumption Agreement evidencing that Pro Fitness, Inc. has assigned and Seller has assumed all of the rights and obligations under those contracts (including, but not limited to, all corporate fitness contracts), agreements, leases, permits and licenses described in Exhibit B; (iii) Seller has full power and authority to enter into this Agreement and the Covenant Not To Compete and perform its obligations hereunder; (iv) the execution and delivery of this Agreement and the performance by Seller of its obligations hereunder have been duly authorized and no further action or approval is required in order to constitute this Agreement as the valid and binding obligation of Seller, and further that this Agreement is the valid and binding obligation of Seller, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, moratorium, insolvency or other laws affecting creditor's rights generally and that the execution and delivery of the Covenant Not To Compete has been duly authorized and no further action or approval is required for the Covenant Not To Compete to be duly authorized and delivered; (v) the execution and delivery of this Agreement and the Covenant Not To Compete and the performance by Seller of its obligations hereunder do not and will not violate any applicable existing laws, rules or regulations of the State of Connecticut; and (vi) except as may be set forth in this Agreement, such counsel is not representing Seller in nor has knowledge of any suit, action or proceeding against Seller which, if adversely determined, would prohibit the consummation of the transactions contemplated by this Agreement;

                            g.   Certificate of Incumbency for Seller;

                            h.   Certificate of Good Standing for Seller;

                            i. Covenant Not To Compete executed by the Seller and the Shareholders, in the form attached hereto as Exhibit E;

                            j. such other instruments in form and substance reasonably satisfactory to Purchaser's attorneys as may be necessary


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                                 or proper to transfer to Purchaser good and
                                 marketable title to the Assets and to otherwise carry out the intentions of the parties to this Agreement;

                            k. Evidence that Seller's insurance policies, copies of which are attached hereto as Exhibit F, are in full force and effect on the Closing Date; and

                            l. Seller shall do all further acts and things as may be necessary, or reasonably requested by Purchaser, to consummate the transactions contemplated by this Agreement. Seller shall advise Purchaser of, all trade secrets and proprietary information pertaining to the Business.

                  At the closing, Purchaser shall execute and/or deliver to
Seller:

                            a. the funds required pursuant to Article 2(A)(a) hereof;

                            b.   the Promissory Note;

                            c. Sixty Thousand and 00/100 Dollars ($60,000.00) by wire transfer of immediately available federal funds as payment of the first (1st) installment payment due under the Promissory Note;

                            d.   Certificate of Incumbency of Purchaser; and

                            e.   Certificate of Good Standing of Purchaser; and

                            f. an opinion of Purchaser's counsel, Gould & Wilkie, dated as of the Closing Date in the form of Exhibit G hereto.

                  5. Fees and Expenses. Except as expressly provided herein, neither party shall be obligated to pay or perform any obligations or liabilities of the other party including without limitation any legal, accounting, brokerage or finder's fees or any taxes or other expenses in connection with this Agreement or the consummation of the transactions contemplated hereby. Notwithstanding the foregoing, Purchaser shall share equally with Seller the reasonable cost of an audit of the Business required by Purchaser in connection with the transactions contemplated pursuant to this Agreement. Such audit shall include the delivery to Purchaser of certified financial statements of the Business relating to the fiscal years 1994 and 1995.

                  Seller shall be solely responsible for any costs and/or obligations associated with the litigation involving Devrek, Summex and its principles.

                  In the event that a Closing shall not occur due to one party's breach of this Agreement, then the breaching party shall pay, as the sole remedy in connection with such a breach, the reasonable costs and expenses incurred by the non-breaching party in connection with this Agreement.

                  6. Representations And Warranties of Seller. Seller represents and warrants to Purchaser as follows:

                            a. Seller has full power and authority to own its
properties and to conduct its business as now carried on, and to

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                                 carry out and perform its undertakings and
                                 obligations as provided herein. The execution and delivery by Seller of this Agreement, all corollary documents mentioned and incorporated herein the Operating Agreement of Pro Fitness, LLC (the "Operating Agreement") and the consummation of the transactions contemplated herein, have been duly authorized, and do not and will not conflict with or result in any breach of any condition or provision of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Business by reason of the provisions of any contract, lien, lease, agreement, instrument or judgment to which Seller is a party, or which is or purports to be binding upon Seller or which affects or purports to affect any of the assets of the Business. To the best of Seller's knowledge, no further action or approval is required in order to constitute this Agreement and the Operating Agreement, the valid, binding and enforceable obligations of Seller;

                            b. No action, approval, consent or authorization, including without limitation any action, approval, consent or authorization of any landlord (except in connection with the lease relating to the premises located at 5 High Ridge Park, Stamford, Connecticut), mortgagee, governmental or quasi- governmental agency, commission, board, bureau or instrumentality, is necessary for Seller to constitute this Agreement and the Operating Agreement the valid, binding and enforceable obligations of Seller or to consummate the transactions contemplated hereby, except as may be set forth herein;

                            c.   Seller is the owner of and has good and
                                 marketable title to the assets of the Business, free of all liens, claims and encumbrances, except as may be set forth herein;

                            d. Seller has assumed all of the rights and obligations under those contracts (including, but not limited to, all corporate fitness contracts), agreements, leases, permits and licenses described in Exhibit B;

                            e. To the best of Seller's knowledge, there are no violations of any law or governmental rule or regulation pending or threatened against Seller or the assets of the Business, and Seller has complied with all laws and governmental rules and regulations applicable to the Business and the assets of the Business;

                            f. There are no judgments, liens, suits, actions or proceedings pending or, to the best of Seller's knowledge, threatened against Seller or the assets of the Business (other than the suit against Devrek and Summex and a potential counterclaim in such matter). Neither


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                                 Seller nor the assets of the Business are a
                                 party to, subject to or bound by any agreement or any judgment or decree of any court, governmental body or arbitrator which would conflict with or be breached by the execution, delivery or performance of this Agreement or the Operating Agreement, or which could prevent the carrying out of the transactions provided for in this Agreement or the Operating Agreement, or which could prevent the use by Purchaser of the assets of the Business or adversely affect the conduct of the Business by Purchaser;

                            g. Except as may be set forth herein, Seller has not entered into, and the assets of the Business are not subject to, any: (i) written contract or agreement for the employment of any employee of the Business; (ii) contract with any labor union or guild; (iii) pension, profit-sharing, retirement, bonus, insurance, or similar plan with respect to any employee of the Business, except as set forth in Exhibit H attached hereto; or (iv) similar contract or agreement affecting or relating to the Business or the assets of the Business;

                            h. To the best of Seller's knowledge, the assets of the Business are in working order and in compliance with all applicable laws, rules and regulations, including the Uniform Commercial Code and customary trade standards of merchantability and no notice to creditors is required pursuant to the Uniform Commercial Code in connection with the sale of the Assets;

                            i. To the best of Seller's knowledge, with respect to the assets of the Business, Seller has filed each tax return, including without limitation all income, excise, property, gain, sales, franchise and license tax returns, required to be filed by Seller prior to the date hereof. To the best of Seller's knowledge, each such return is true, complete and correct, and Seller has paid all taxes, assessments and charges of any governmental authority required to be paid by it and has created reserves or made provision for all taxes accrued, but not yet payable. No government is now asserting, or to Seller's knowledge threatening to assert, any deficiency or assessment for additional taxes or any interest, penalties or fines with respect to Seller;

                            j. The Shareholders are the only holders of all issued and outstanding stock of Seller;

                            k. Seller has heretofore furnished Purchaser with balance sheets for the Business as of December 31 in each of the years 1993 and 1994 and as of September 30, 1995 and the related statements of income for the 12 months and 9 months, respectively, then ended. The balance sheet of the Business as of September 30, 1995 is hereinafter referred to as the Balance Sheet. To the best


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                                 of Seller's knowledge, such balance sheets
                                 fairly present the financial condition of the Business at the respective dates thereof and reflect all material claims against and all debts and liabilities of the Business and to the best of Seller's knowledge such income statements fairly reflect the results of operations of the Business for the periods indicated. Since September 30, 1995 (the "Balance Sheet Date"), there has been no material adverse change in the assets of the Business or liabilities or condition of the Business. Attached hereto as Exhibit I is a copy of the Balance Sheet and the income statement for the 9 months ending September 30, 1995;

                            l. To the best of Seller's knowledge, the Seller in the conduct of the Business maintains insurance policies covering the assets of the Business and the various occurrences which may arise in connection with the operation of the Business (including malpractice insurance if applicable). Such policies are in full force and effect and all premiums due thereon prior to or on the date of the Closing have been paid. The Seller has complied in all respects with the provisions of such policies;

                            m. To the best of Seller's knowledge, the books and records of the Business are in all material respects complete and correct, have been maintained in accordance with good business practices and accurately reflect the basis for the financial position and results of operations of the Business set forth in the Financial Statements. All of such books and records, including true and complete copies of all written contracts, have been made available for inspection by the Purchaser and its representatives; and

                            n.   As a material inducement to Purchaser's
                                 entering into this Agreement, Seller represents and warrants to Purchaser that the corporate fitness contracts set forth on Exhibit J attached hereto are the only corporate fitness contracts in which Seller has been a party, which were not renewed by the parties upon the expiration of the term of such contract. Further, Seller shall notify the parties to all corporate fitness contracts of the proposed assignment of such contracts to Pro Fitness, LLC and shall use its best efforts so that all such contracts shall be assigned to Pro Fitness, LLC by the Closing Date.

                  7. Representations and Warranties of Purchaser. Purchaser represents and warrants to Seller as follows:

                            a. Purchaser is a Delaware corporation authorized to transact business in Connecticut. Purchaser has full power and authority to carry out and perform its undertakings and obligations as provided herein. The execution and delivery of this Agreement, all corollary documents executed by Purchaser, mentioned or incorporated herein, the Operating Agreement and the performance by Purchaser of its obligations hereunder have been duly authorized and no further action or approval


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                                 is required in order to constitute this
                                 Agreement and the Operating Agreement as the binding and enforceable obligations of the Purchaser. The execution and delivery by Purchaser of this Agreement, all corollary documents executed by Purchaser mentioned or incorporated herein, the Operating Agreement and the consummation of the transactions contemplated herein, have been duly authorized by all proper or requisite proceedings and will not conflict with or breach any provision of the corporate documents of Purchaser;

                            b. No action, approval, consent or authorization, including without limitation any action, approval, consent or authorization of any governmental or quasi-governmental agency, commission, board, bureau or instrumentality, is necessary for Purchaser to constitute this Agreement and the Operating Agreement the binding and enforceable obligation of Purchaser or to consummate the transactions contemplated hereby;

                            c. To the best of Purchaser's knowledge, the Purchaser's consummation of the transactions contemplated herein does not and will not violate any existing local, state or federal law or regulation, and there are no violations of any existing law or governmental rule or regulation pending or threatened against Purchaser, which would materially impair Purchaser's ability to perform its obligations under this Agreement or the Operating Agreement; and

                            d. Purchaser is not subject to or bound by any agreement or any judgment or decree of any court, governmental body or arbitrator which would conflict with or be breached by the execution, delivery or performance of this Agreement or the Operating Agreement, or which could prevent the carrying out of the transactions provided for in this Agreement or the Operating Agreement.

                  8. Conduct of the Business. Seller, until the Closing, shall:

                            a. Conduct the Business in the normal, usual and regular manner (in that regard, Seller agrees that it shall not (i) sell, transfer, or otherwise dispose of, or enter into any agreement to sell, transfer, or otherwise dispose of, any of the assets of the Business,
                                 (ii) incur, create or become obligated with respect to any liabilities, contracts or obligations outside the ordinary course of its business, or (iii) become obligated under any agreement to purchase or supply goods or services other than agreements that are entered into in the ordinary course of its business);



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                            b.   Use its best efforts to preserve the Business
                                 and the Goodwill of the customers and suppliers of the Business and others having relations with Seller; and

                            c.   Give Purchaser and its duly designated
                                 representatives reasonable access during normal business hours to Seller's premises and the books and records of the Business, and furnish to Purchaser such data and information pertaining to Seller's Business as Purchaser from time to time reasonably may request.

        The parties agree that Seller may pay 1995 year end bonuses to all employees of Seller. The total amount of such year end bonuses shall be in accordance with the practices of the Business in prior years (i.e., approximately $75,000.00).

            9. Conditions to Closing. The obligations of Purchaser to close hereunder are subject, at the option of Purchaser, to the following conditions:

                            a. All of the terms, covenants and conditions to be complied with or performed by Seller under this Agreement on or before the Closing shall have been complied with or performed in all material respects.

                            b. All representations or warranties of Seller herein are true in all material respects as of the Closing Date.

                            c. On the Closing Date, there shall be no liens or encumbrances against the assets of the Business, except as may be provided for herein.

                            d. The terms of this Agreement and the transaction described herein have been in all respects approved by Purchaser's Board of Directors.

                            e. The simultaneous formation of Pro Fitness, LLC by the parties hereto and the execution and delivery of the following documents which shall be in form and substance reasonably satisfactory to the attorneys of Purchaser and
                                 Seller:

                                 i.   certificate of formation;

                                 ii.  operating agreement;

                                 iii. assignment by Seller of its forty-nine
                                      percent (49%) interest as tenant-in-common in all existing contracts, agreements, leases, permits and licenses (including but not limited to the corporate fitness contracts) described in Exhibit B hereto;

                                 iv.  assumption by Pro Fitness, LLC of the
                                      obligations under all contracts,
                                      agreements, leases, permits and licenses
                                      (including but not limited to the
                                      corporate fitness contracts) described in
                                      Exhibit B hereto;

                                 v.   promissory notes;


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                                 vi.  employment agreement between Pro Fitness,
                                      LLC and Daron Shepard; and

                                 vii. any and all other documents which may be
                                      reasonably necessary in connection with
                                      the formation of Pro Fitness, LLC.

                            f. The simultaneous contribution by Seller of its forty-nine percent (49%) interest as tenant-in-common in the tangible assets (other than cash, accounts receivable and any award which Seller may be entitled to in connection with its suit against Devrek and Summex) and the tradename of the Business to Pro Fitness, LLC in exchange for its forty-nine percent (49%) interest in Pro Fitness, LLC.

                  The obligations of Seller to close hereunder are subject, at the option of Seller, to the following conditions:

                            a. All of the terms, covenants and conditions to be complied with or performed by Purchaser under this Agreement on or before the Closing shall have been complied with or performed in all material respects.

                            b. All representations or warranties of Purchaser herein are true in all material respects as of the Closing Date.

                            c. The terms of this Agreement and the transaction described herein have been in all respects approved by Seller's Board of Directors.

                            d. The simultaneous formation of Pro Fitness, LLC by the parties hereto and the execution and delivery of the following documents which shall be in form and substance reasonably satisfactory to the attorneys of Purchaser and
                                 Seller:

                                 i.   certificate of formation;

                                 ii.  operating agreement;

                                 iii. assumption by Pro Fitness, LLC of the
                                      obligations under all contracts,
                                      agreements, leases, permits and licenses
                                      (including but not limited to the
                                      corporate fitness contracts) described in
                                      Exhibit B hereto. Shareholders hereby
                                      consent to said assumption by Pro Fitness, LLC;

                                 iv. assignment by Purchaser of its fifty-one (51%) interest as tenant-in-common in all existing contracts, agreements, leases, permits and licenses (including but not limited to the corporate fitness contracts) described in Exhibit B hereto;

                                 v.   promissory notes;

                                 vi. employment agreement between Pro Fitness, LLC and Daron Shepard; and


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                                 vii. any and all other documents which may be
                                      reasonably necessary in connection with
                                      the formation of Pro Fitness, LLC.

                            e. The simultaneous contribution by Purchaser of its fifty-one percent (51%) interest as tenant-in-common in the tangible assets (other than cash, accounts receivable and any award which Seller may be entitled to in connection with its suit against Devrek and Summex) and the tradename of the Business in exchange for its fifty-one percent (51%) interest in Pro Fitness, LLC.

                            f. The execution by Purchaser of an agreement not to compete with Pro Fitness, LLC.

                  10. Indemnification. Each party hereto shall indemnify and hold the other parties harmless from and against all liability, claim, loss, damage or expense, including reasonable attorneys' fees, incurred or required to be paid by such other parties by reason of any breach or failure of observance or performance of any representation, warranty or covenant or other provision of this Agreement by such party.

                  11. Covenant Not To Compete. Seller and Shareholders shall deliver to Purchaser at Closing a Covenant Not To Compete, in the form of the agreement attached hereto as Exhibit E.

                  12. Brokerage. The parties hereto represent and warrant to each other that they have not dealt with any broker or finder in connection with this Agreement or the transactions contemplated hereby, and no broker or any other person is entitled to receive any brokerage commission, finder's fee or similar compensation in connection with this Agreement or the transactions contemplated hereby. Each party hereto shall indemnify and hold the other parties harmless from and against all liability, claim, loss, damage or expense including reasonable attorneys' fees, incurred or required to be paid by such other parties by reason of any breach or failure of observance of this Article 12.

                  13. The Shareholders. The Shareholders hereby represent and warrant that to the best of their knowledge, all of the representations and warranties of Seller set forth herein are true in all material respects. The Shareholders represent and warrant that they are the only shareholders of Seller, and that they have full power and authority to carry out and perform their undertakings and obligations as provided herein. The Shareholders agree as aforesaid to induce Purchaser to enter into this Agreement.

                  14. Arbitration. Any dispute or controversy arising among the parties hereto regarding any term, covenant or condition of this Agreement or the breach thereof shall, upon written demand of the party initiating the complaint, be submitted to and determined by arbitration before the American Arbitration Association ("Association"), in Connecticut, by a panel of three (3) arbitrators, in accordance with the rules of the Association then in effect. Any award rendered shall be made by means of a written opinion explaining the arbitrators' reasons for the award. The arbitrators may not amend or vary any provision of this Agreement. Judgment upon the award rendered by the arbitrators may be entered in any court of competent jurisdiction, which court shall have the power to review such award for compliance with this Agreement. If the party initiating the complaint chooses not to submit a dispute or controversy to arbitration as provided herein, the parties hereto agree that arbitration is not required and that any action or proceeding brought with respect to any dispute or controversy arising under this Agreement, shall be maintained solely and exclusively in the courts of the State of Connecticut.

                  15. Notices. All notices, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been properly given if delivered by certified mail, return receipt requested, with postage prepaid, to Seller or Purchaser, as the case may be, at their addresses first above written, or at such other addresses as they may designate by notice given hereunder. Notices shall be deemed effective on the date received or refused by the addressee. Copies of all such notices, demands and other communications simultaneously shall be given in the aforesaid manner to Seller's attorneys, Wofsey Rosen Kweskin & Kuriansky, Attention:
Marshall Goldberg, Esq. at 600 Summer Street, Stamford, Connecticut 06901-1490, and to Purchaser's attorneys, Gould & Wilkie, Attention: Andrew W. Bank, Esq. at One Chase Manhattan Plaza, New York, New York 10005. The respective attorneys for the parties hereto are authorized to give any notice required or permitted hereunder and to agree to adjournments of the Closing.

                  16. Survival. The representations, warranties and covenants contained herein or in any document, instrument, certificate, exhibit or schedule furnished in connection herewith shall survive for a period of one (1) year from the Closing Date, except to the extent waived in writing.

                  17. Further Assurances. In connection with the transactions contemplated by this Agreement, the parties agree to execute and deliver such further instruments, and to take such further actions, as may be reasonably necessary or proper to effectuate and carry out the transactions contemplated in this Agreement.

                  18. Changes Must Be In Writing. No delay or omission by either Seller or Purchaser in exercising any right shall operate as a waiver of such right or any other right. This Agreement may not be altered, amended, changed, modified, waived or terminated in any respect or particular, unless the same shall be in writing signed by the party to be bound. No waiver by any party of any breach hereunder shall be deemed a waiver of any other or subsequent breach.

                  19. Captions and Exhibits. The captions in this Agreement are for convenience only and are not to be considered in construing this Agreement. The Exhibits annexed to this Agreement are an integral part of this Agreement, and where there is any reference to this Agreement it shall be deemed to include said Exhibits.

                  20. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.

                  21. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

                  22. Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

                  23. Partial Invalidity. If any provision of this Agreement or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

                  24. Publicity. Seller and Shareholder acknowledge that Purchaser is a publicly traded company subject to federal and state securities laws. The parties agree to keep the terms of the transaction described herein strictly confidential and shall not disclose such information to any third parties whatsoever other than their officers, directors, shareholders, employees, family members and professional advisors (regardless of whether such advisors have received compensation for their professional advice) without in each case securing the prior written consent of Purchaser.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                           MINUTEMEN, INC.
ATTEST:



By:__________________________          By:________________________________
    Name:  Daron Shepard                  Name:  Ken Shepard
              Secretary                   Title:  President


- - --------------------------------          ----------------------------------
Witness                                   DARON SHEPARD


- - --------------------------------          ----------------------------------
Witness                                   KENNETH SHEPARD


- - --------------------------------          ----------------------------------
Witness                                   JON SHEPARD


- - --------------------------------          ----------------------------------
Witness                                   FRED SHEPARD



ATTEST:                                   PROFESSIONAL SPORTS CARE
                                               MANAGEMENT, INC.



By:_____________________________          By:________________________________
    PATRICK J. WACK, JR.                     RUSSELL F. WARREN, JR.
    Secretary                                President

STATE OF                   )
                           )SS.:
COUNTY OF         )

                  On the day of December, 1995, before me personally came
                     to me known, who, being by me duly sworn did depose and
say that he/she resides at                                       he/she is the
                   of MINUTEMEN, INC., the corporation described in and which executed the above instrument and that he/she signed his/her name thereto by order of the board of directors of said corporation.


                                           -----------------------------------


STATE OF                   )
                           )SS.:
COUNTY OF         )

                  On the   day of December, 1995, before me personally came
                    to me known, who, being by me duly sworn did depose and say
that he resides at                           he is the                    of
PROFESSIONAL SPORTS CARE MANAGEMENT, INC., the corporation described in and which executed the above instrument and that he signed his name thereto by order of the board of directors of said corporation.

                                           -----------------------------------


STATE OF                   )
                           )SS.:
COUNTY OF         )

                  Be it remembered that on this      day of December, 1995,
before me,                                    the subscriber, a notary public
authorized to take acknowledgments and proof in said County and State, personally appeared DARON SHEPARD, who I am satisfied is the individual named in and who executed the within Agreement of Sale, and he acknowledged that he signed, sealed and delivered said Agreement of Sale as his act and deed for the uses and purposes therein expressed.

                                       ---------------------------------------


STATE OF                   )
                           )SS.:
COUNTY OF         )

                  Be it remembered that on this      day of December, 1995,
before me,                                   the subscriber, a notary public
authorized to take acknowledgments and proof in said County and State, personally appeared KENNETH SHEPARD, who I am satisfied is the individual named in and who executed the within Agreement of Sale, and he acknowledged that he signed, sealed and delivered said Agreement of Sale as his act and deed for the uses and purposes therein expressed.

                                       ---------------------------------------

STATE OF                   )
                           )SS.:
COUNTY OF         )

                  Be it remembered that on this      day of December, 1995,
before me,                                   the subscriber, a notary public
authorized to take acknowledgments and proof in said County and State, personally appeared JON SHEPARD, who I am satisfied is the individual named in and who executed the within Agreement of Sale, and he acknowledged that he signed, sealed and delivered said Agreement of Sale as his act and deed for the uses and purposes therein expressed.

                                          -----------------------------------


STATE OF                   )
                           )SS.:
COUNTY OF         )

                  Be it remembered that on this      day of December, 1995,
before me,                                    the subscriber, a notary public
authorized to take acknowledgments and proof in said County and State, personally appeared FRED SHEPARD, who I am satisfied is the individual named in and who executed the within Agreement of Sale, and he acknowledged that he signed, sealed and delivered said Agreement of Sale as his act and deed for the uses and purposes therein expressed.


                                          -----------------------------------